SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of The Securities Exchange
                                  Act of 1934.



                                October 28, 1998
                Date of Report (Date of earliest event reported)


                              Cyclo3pss Corporation
             (Exact name of Registrant as specified in its charter)


            Delaware               0-22720                 87-0455642
          ------------          ---------------            ------------
            State of          Commission File No.          IRS Employer
          Incorporation                                 Identification No.


                             3646 West 2100 South
                           Salt Lake City, UT 84120
                   (Address of principal executive offices)

                                 (801) 972-9092
                        (Registrant's telephone number)


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Item 5.  Other Events

      There are currently outstanding 1,000,000 Class "A" Common Stock Purchase Warrants each of which entitles the holder to purchase one share of the Company's common stock. On October 28, 1998, the Company's Board of Directors adopted resolutions reducing the exercise price of the Class "A" Warrants from $2.60 per share to $.50 per share. The Class "A" Warrants are redeemable by the Company at the price of $.005 per warrant. Prior to October 28, 1998, the Class "A" Warrants were not redeemable unless the Bid Price for the Company's common stock equaled or exceeded $2.85 per share for ten consecutive trading days. As a result of the Board of Director's actions on October 28, 1998, the Class "A" Warrants are now redeemable by the Company at such time as the Bid Price for the Company's common stock equals or exceeds $.58 per share for ten consecutive trading days

      The exercise period of the Class "A" Warrants has been extended by the Board of Directors to December 11, 1999.


                                   SIGNATURE

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Cyclo3pss Corporation

Date: November 23, 1998

                                    By:   /s/ William R. Stoddard
                                          William R. Stoddard
                                          Chief Executive Officer



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